Exhibit 99.1

Disc Medicine Announces Proposed Public Offering

of Common Stock and Pre-Funded Warrants

WATERTOWN, Mass. – (GLOBE NEWSWIRE) – June 12, 2023 – Disc Medicine, Inc. (NASDAQ: IRON) (Disc), a clinical-stage biopharmaceutical company focused on the discovery, development, and commercialization of novel treatments for patients suffering from serious hematologic diseases, today announced that it has commenced an underwritten public offering of $100 million of shares of its common stock and, in lieu of common stock to certain investors that so choose, pre-funded warrants to purchase shares of its common stock. All shares of common stock and pre-funded warrants to be sold in the offering will be offered by Disc. In addition, Disc intends to grant the underwriters a 30-day option to purchase up to an additional $15 million of shares of its common stock at the public offering price, less underwriting discounts and commissions. The offering is subject to market and other conditions, and there can be no assurance as to whether or when the offering may be completed, or as to the actual size or terms of the offering.

Disc intends to use the net proceeds from the offering to fund research and clinical development of its current or additional product candidates, as well as for working capital and other general corporate purposes.

Morgan Stanley, SVB Securities, Stifel and BMO Capital Markets are acting as joint book-running managers for the offering. Wedbush PacGrow is acting as lead manager for the offering.

The securities described above are being offered by Disc pursuant to a shelf registration statement on Form S-3 (No. 333-269272) that was declared effective by the Securities and Exchange Commission (SEC) on January 24, 2023. This offering is being made only by means of a prospectus and prospectus supplement that form a part of the registration statement. A preliminary prospectus supplement related to the offering will be filed with the SEC and will be available on the SEC’s website at www.sec.gov. Copies of the preliminary prospectus supplement and the accompanying prospectus relating to this offering may also be obtained, when available, by contacting: Morgan Stanley & Co. LLC, Attention: Prospectus Department, 180 Varick Street, 2nd Floor, New York, New York 10014; SVB Securities LLC, Attention: Syndicate Department, 53 State Street, 40th Floor, Boston, Massachusetts 02109, telephone: 1 (800) 808-7525 ext. 6105, or by emailing syndicate@svbsecurities.com; Stifel, Nicolaus & Company, Incorporated, Attention: Syndicate, One Montgomery Street, Suite 3700, San Francisco, California 94104, telephone: (415) 364-2720 or by emailing syndprospectus@stifel.com; or BMO Capital Markets Corp., Attention: Equity Syndicate Department, 151 W 42nd Street, 32nd Floor, New York, New York 10036, telephone: (212) 702-1101, or by emailing bmoprospectus@bmo.com.

This press release does not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of that state or jurisdiction.

About Disc Medicine

Disc Medicine (NASDAQ: IRON) is a clinical-stage biopharmaceutical company committed to discovering, developing, and commercializing novel treatments for patients who suffer from serious hematologic diseases. We are building a portfolio of innovative, potentially first-in-class therapeutic candidates that aim to address a wide spectrum of hematologic diseases by targeting fundamental biological pathways of red blood cell biology, specifically heme biosynthesis and iron homeostasis.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including, without limitation, express or implied statements related to Disc’s expectations regarding the timing of the proposed public offering, the size and expected gross proceeds from the offering, the anticipated use of proceeds from the proposed offering and the grant to the underwriters of an option to purchase additional shares. The words “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “seek,” “target” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Any forward-looking statements in this press release are based on management’s current expectations and beliefs and are subject to a number of risks, uncertainties and important factors that may cause actual events or results to differ materially from those expressed or implied by any forward-looking statements contained in this press release. These risks and uncertainties include fluctuations in Disc’s stock price, changes in market conditions, the completion of the public offering on the anticipated terms or at all, and other risks identified in our SEC filings, including our Quarterly Report on Form 10-Q for the quarter ended March 31, 2023 and in the preliminary prospectus supplement related to the offering to be filed with the SEC on or about June 12, 2023. We caution you not to place undue reliance on any forward-looking statements, which speak only as of the date they are made. We disclaim any obligation to publicly update or revise any such statements to reflect any change in expectations or in events, conditions or circumstances on which any such statements may be based, or that may affect the likelihood that actual results will differ from those set forth in the forward-looking statements.

Media Contact

Peg Rusconi

Verge Scientific Communications

prusconi@vergescientific.com

Investor Relations Contact

Christina Tartaglia

Stern Investor Relations

christina.tartaglia@sternir.com